EXHIBIT 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

CONTACT:	Roger Bosma	Joseph F. Hurley
	President & CEO	EVP & CFO
	Lakeland Bancorp	Lakeland Bancorp
	973-697-2000	973-697-2000
	rbosma@lakelandbank.com	jhurley@lakelandbank.com

Lakeland Bancorp Completes Newton Financial Corporation Acquisition

Expands Sussex County Presence

Oak Ridge, New Jersey – (July 1, 2004) – Lakeland Bancorp, Inc. (Nasdaq: “LBAI”), holding company for the Lakeland Bank, announced today the completion of its purchase of Newton Financial Corporation, the holding company for The Newton Trust Company (“Newton”) (OTCBB: “NWFC”). Founded in 1902, Newton is a $315 million commercial bank headquartered in Newton, New Jersey, with offices in Newton, Andover, Branchville, Fredon, Hardyston, Hope, Blairstown, Sparta and Stanhope, New Jersey. Lakeland Bancorp expects to operate Newton as an independent bank for two years and then it will be merged into Lakeland Bank.

According to the results of the recently completed election and allocation procedures, Newton Financial stockholders who elected to receive Lakeland Bancorp common stock will receive 4.5 shares of Lakeland Bancorp common stock per share of Newton Financial common stock. Newton Financial stockholders who submitted valid elections for cash or who did not submit valid elections will receive $72.08 per share of Newton Financial common stock. In the aggregate, Lakeland Bancorp issued approximately 4,825,000 shares of its common stock and paid approximately $20.5 million in cash to the former stockholders of Newton Financial. Approximately 79% of Newton Financial’s stockholders elected to receive Lakeland stock in the transaction.

“This acquisition provides Lakeland Bank an excellent opportunity to expand our Sussex County presence, while still retaining the community based full service banking focus that is at the center of our success,” said Roger Bosma, President and CEO of Lakeland Bancorp. “This transaction will enhance our ability to provide the best local competitive banking services available to the people of Sussex County,” said John W. Fredericks, chairman of Lakeland Bancorp.

“It is important for our customers to continue to be served by a community bank,” said Don Hinkel, President and CEO of Newton Financial. “We consider Lakeland one of New Jersey’s premier community banks, with the same dedication to old fashioned personal banking that we have.”

Lakeland Bancorp, the sixth largest bank holding company headquartered in New Jersey, will have forty-eight (48) offices in six New Jersey counties following the merger.

About Lakeland Bancorp

Lakeland Bancorp is the holding company for Lakeland Bank and Newton Trust. Lakeland Bank has a current asset base of $1.6 billion with thirty-eight (38) offices spanning five northwestern New Jersey counties: Bergen, Essex, Morris, Passaic, and Sussex. Newton Trust has a current asset base of $315 million with ten (10) offices covering two northwestern New Jersey counties: Sussex and Warren. Lakeland Bank, headquartered in Oak Ridge, New Jersey, and Newton Trust, headquartered in Newton, New Jersey, offer an extensive array of consumer and commercial products and services, including online banking, localized commercial lending teams, equipment leasing, and 24-hour or less turnaround time on consumer loan applications.

For more information about Lakeland Bank’s full line of products and services, please call (973) 697-2000 or visit www.lakelandbank.com.

The information disclosed in this document includes various forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 with respect to the merger of Newton into Lakeland Bank, corporate objectives, and other financial and business matters. The words “anticipates”, “projects”, “intends”, “estimates”, “expects”, “believes”, “plans”, “may”, “will”, “should”, “could”, and other similar expressions are intended to identify such forward-looking statements. Lakeland cautions that these forward-looking statements are necessarily speculative and speak only as of the date made, and are subject to numerous assumptions, risks and uncertainties, all of which may change over time. Actual results could differ materially from such forward-looking statements. The following factors, among others, could cause actual results to differ materially and adversely from such forward-looking statements: operational factors relating to the performance of Lakeland Bank and Newton, market conditions, competitive conditions and general economic conditions. Any statements made by Lakeland that are not historical facts should be considered to be forward-looking statements. Lakeland is not obligated to update and does not undertake to update any of its forward-looking statements made herein.